UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GATOR CAPITAL INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	58-1895283
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2502 N. Rocky Point Drive, Suite 665, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Gator Capital Long/Short ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-298438.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Gator Capital Long/Short ETF, a series of Gator Capital Investment Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-298438; 811-24213) filed on November 2, 2026, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.       The Trust’s Certificate of Trust is included as Exhibit 28(a)(1) to the Trust’s Initial Registration Statement on Form N-1A (File No. 333-298438) filed on August 19, 2026, and is incorporated by reference.

2.       The Trust’s Declaration of Trust is included as Exhibit 28(a)(2) to the Trust’s Initial Registration Statement on Form N-1A (File No. 333-298438) filed on August 19, 2026, and is incorporated by reference.

3.       The Trust’s By-Laws are included as Exhibit 28(b)(1) to the Trust’s Initial Registration Statement on Form N-1A (File No. 333-298438) filed on August 19, 2026, and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GATOR CAPITAL INVESTMENT TRUST

Date: November 13, 2026

By: /s/ Derek Pilecki

Derek Pilecki, President